                                                                    EXHIBIT 10.5

                       ENVIRONMENTAL INDEMNITY AGREEMENT


     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "Agreement") is made as of December ___, 2000, by SIZZLER USA, INC., a Delaware corporation, SIZZLER USA RESTAURANTS, INC., a Delaware corporation, SIZZLER USA REAL PROPERTY, INC., a Delaware corporation, and SIZZLER INTERNATIONAL, INC., a Delaware corporation (individually and collectively, the "Indemnitor") for the benefit of HELLER FINANCIAL LEASING, INC., a Delaware corporation (together with its successors and assigns, the "Lender").

                                   RECITALS

     1. Lender has agreed to make a loan (the "Loan") to the Borrower (as named in the Loan Agreement defined below) pursuant to the Loan and Security Agreement of even date herewith (the "Loan Agreement," and together with all other documents executed or delivered to Lender in connection with the Loan are hereinafter referred to as the "Loan Documents").

     2. Lender has required, as a condition of funding the Loan, that Indemnitor indemnify and hold Lender harmless against and from certain obligations for which Lender may incur liability, whether as beneficiary of any mortgage, mortgagee in possession, or successor-in-interest to Borrower by foreclosure or deed in lieu of foreclosure, by reason of the threat or presence of any Hazardous Substances (as defined below), with respect to, at or near any Property (as defined below).

     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, intending to be legally bound, hereby agrees as follows:

          a.   Recitals. The foregoing recitals are incorporated into this
               --------
Agreement by this reference.

          b.   Definitions. As used herein, the following terms shall have the
               -----------
following meanings:

               i. The term "Customary Business Materials" shall mean those products and substances as are commonly used by businesses in the restaurant and food service business and which are used in compliance with applicable law and for which no permit or approval of any governmental agency is required prior to the use thereof (other than water discharge permits and the like).

               ii. The term "Hazardous Substances" shall mean (i) any substance or mixture which is, or shall be listed, defined, or otherwise determined by any agency or court to be, hazardous, toxic, dangerous or otherwise regulated, affected, controlled or giving rise to liability under any Hazardous Waste Laws; (ii) asbestos or asbestos-containing materials; (iii) polychlorinated biphenyls (PCBs); (iv) radon gas; (v) laboratory wastes; (vi) experimental products, including genetically engineered microbes and other recombinant DNA products; (vii) petroleum, crude oil, natural gas, natural gas liquid, liquefied natural gas, other petroleum product, or synthetic gas usable as fuel; (viii) "source", "special nuclear" and "by-product" material, as defined in the Atomic Energy
Act of 1954, 42 U.S.C. (S) 3011 et seq.; (ix) any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (x) any substance the presence of which on any Site causes or threatens to cause a nuisance upon any Site or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any Site; or (xi) any substance the presence of which on adjacent properties could constitute a trespass by Borrower.

               iii. The term "Hazardous Waste Laws" shall mean, collectively, any local, state or federal law, statute or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S) 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. (S) 6901 et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. (S) 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. (S) 7401 et seq.; the National Environmental Policy Act of 1975, 42 U.S.C. (S) 4321; the Rivers and Harbors Act of 1988, 33 U.S.C. (S) 401 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C.(S) 1531 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. (S) 651 et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S) 300
(f) et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. (S)(S) 1471, 1472, 1655, 1801 et seq.; the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. (S) 136 et seq.; the Atomic Energy Act, 42 U. S.C. (S) 3011 et seq.; and any other rule, guidance, guideline or common law which relates to (a) the existence and/or remedy of contamination on property; (b) the protection of persons, property, animals, or the environment from any Hazardous Substances exposure or contamination by Hazardous Substances, radiation or other emanations; (c) the use, generation, storage, removal, recovery, treatment, transport, disposal, and control of Hazardous Substances, including hazardous wastes and building materials; (d) the prevention of, control of, or response to the exposure of employees or other persons to any Hazardous Substances or radiation; or (e) the prevention of, control of, or response to the emission, discharge, release or threat of release of Hazardous Substances in the work place or environment.

                                       2.

               iv. The term "Site(s)" shall mean each of the parcel(s) of land on which the business(es) of the Borrower are located (i) which are subject to a mortgage securing the Loan and/or (b) upon which any collateral of Lender is located.

               v. "Property" shall mean any Collateral (as defined in the Loan Agreement) and any Site.

          c.   Representations and Warranties. Indemnitor represents and
               ------------------------------
warrants and covenants as follows:

               i. Indemnitor has no knowledge of any deposit, storage, disposal, burial, discharge, release, threat of release, spillage, uncontrolled loss, seepage or filtration of Hazardous Substances, excluding Customary Business Materials, at, upon, under or within any Property or any contiguous real estate.

               ii. Indemnitor has not caused or permitted to occur, and shall not permit to exist, any condition which may cause a discharge, release or threat of release of any Hazardous Substances, excluding Customary Business Materials, at, upon, under, within, or from any Property or, to the extent Borrower has the right to do so, on any contiguous real estate.

               iii. Neither Indemnitor nor any other person has been, is or will be involved in operations at or near any Property, which operations could lead to (i) the imposition of liability under any Hazardous Waste Laws on Borrower, or on any subsequent or former owner of any Property or (ii) the creation of a lien on any Property under any Hazardous Waste Laws or under any similar laws or regulations.

               iv. Indemnitor has not permitted, and will not permit, any tenant, occupant or operator of any Property to engage in any activity that could impose liability under any Hazardous Waste Laws on Borrower or on any tenant, occupant or operator of any part of any Property for a release or discharge of Hazardous Substances.

          d.   Covenants.
               ---------

               i. Indemnitor shall cause any Property to be in compliance strictly and in all respects with the requirements of the Hazardous Waste Laws and shall notify Lender immediately in the event of any discharge, release, or threat of release or discovery of any Hazardous Substances at, upon, under, within, or from any Property in violation of Hazardous Waste Laws. Indemnitor shall promptly forward to Lender copies of all writings in the possession of or known or suspected to exist by Indemnitor relating to any alleged or suspected discharge, release or threat of release or the alleged or suspected presence of any Hazardous Substance or any other matters relating to the Hazardous

                                       3.

Waste Laws as they may affect any Property, including without limitation any reports, citations, notices or other writings by, to or from any governmental or quasi-governmental authority empowered to regulate or oversee the disposition of Hazardous Substances, whether demonstrating compliance with applicable law or giving notice of any request for information or commencement of investigation, or constituting an informal request for action or to show cause why action is not required, a formal request, or any other administrative or court document.

               ii. If Lender has a good faith justification to believe that a release or discharge of Hazardous Substances onto or from any Property has occurred, Indemnitor shall, promptly upon the request of Lender, provide Lender, at Indemnitor's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Lender to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, cleanup or removal of any Hazardous Substances found on, under, at or within any Property. Indemnitor will cooperate with Lender and allow Lender and Lender's representatives access to any and all parts of any Property and to the records of Indemnitor and historical data with respect to any Property for environmental inspection purposes at any time. In connection therewith, Indemnitor hereby agrees that Lender or Lender's representatives may perform any testing upon or of any Property that Lender deems reasonably necessary for the evaluation of environmental risks, costs or procedures, including soils or other sampling or coring.

          e.   Indemnity.
               ---------

               i. Indemnitor shall at all times indemnify and hold Lender harmless against and from any and all claims, suits, liabilities, actions, debts, damages, costs, losses (including diminution on the value of any Property or the imposition of any lien thereon under any Hazardous Waste Laws), obligations, judgments, charges and expenses, including sums paid in settlement of claims, of any nature whatsoever suffered or incurred by Lender, whether as beneficiary under any mortgage or deed of trust, as mortgagee in possession, or as successor-in-interest to Borrower by foreclosure deed or deed in lieu of foreclosure, with respect to :

                    (1) any actual or suspected discharge, release or threat of release of Hazardous Substances, or the actual or suspected presence of any Hazardous Substances on, in, upon, under or affecting any Property excluding that which relates to a release or discharge which first occurs after the date ("Possession Transfer Date") when Borrower is no longer in possession of the Property in question whether or not the same originates or emanates from any Property or any other source, including any loss of value of any Property as a result of any of the foregoing;

                    (2) any cost of removal or remedial action incurred by the United States Government or any state or local governmental authority, and any response costs incurred by

                                       4.

any other person pursuant to any Hazardous Waste Laws excluding that which relates to a release of Hazardous Substances first occurring after the Possession Transfer Date;

                    (3) any damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss excluding that which relates to a release of Hazardous Substances first occurring after the Possession Transfer Date;

                    (4) any liability for personal injury or property damage arising under any statutory or common law tort theory, including without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near any Property excluding that which relates to a release of Hazardous Substances first occurring after the Possession Transfer Date; and/or

                    (5) any other environmental matter or condition affecting any Property within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency or political subdivision or any court, administrative panel or tribunal excluding that which relates to a release of Hazardous Substances first occurring after the Possession Transfer Date.

          Except as otherwise provided, Borrower's obligations under this Agreement shall arise upon the discovery of, or the threat or suspected presence of, any Hazardous Substances, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency or political subdivision or any court, administrative panel or tribunal has taken or threatened any action in connection with the presence of, or the threat or suspected presence of, any Hazardous Substances.

               ii. In the event of any discharge, release or threat of release of any Hazardous Substances, or the presence of any Hazardous Substances affecting any Property, whether or not the same originates or emanates from any Property or any other source excluding that which relates to a release of Hazardous Substances first occurring after the Possession Transfer Date, and/or if Indemnitor shall fail to comply with any of the requirements of the Hazardous Waste Laws or related regulations or any other environmental law or regulation, Lender may, at its election, but without the obligation to do so, give such notices and/or cause such work to be performed at any Property and/or take any and all other actions as Lender shall deem necessary or advisable in order to abate the discharge, release or threat of release of any Hazardous Substances, remove the Hazardous Substances or cure Indemnitor's noncompliance.

               iii. Indemnitor acknowledges that Lender has agreed to make the Loan in reliance upon Indemnitor's representations, warranties and covenants in this Agreement. For this reason, it is the intention of Indemnitor and Lender that the provisions of this Agreement shall supersede

                                       5.

any provisions in the Loan Documents which in any way limit the personal liability of Borrower or any other Indemnitor and that Indemnitor shall be personally liable for any obligations arising under this Agreement even if the amount of liability incurred exceeds the amount of the Loan. All of the representations, warranties, covenants and indemnities of this Agreement shall survive the repayment of the Note and the release of the lien of any mortgage or deed of trust from any Property and shall survive the transfer of any or all right, title and interest in and to any Property by Borrower to any party, whether or not affiliated with Borrower.

               iv. In any circumstance in which this Agreement applies, Lender may, but shall not be obligated to, employ its own legal counsel and consultants to investigate, prosecute, negotiate, or defend any claims indemnified hereunder and Lender shall, following an Event of Default or, if Indemnitor is not diligently seeking to cure said circumstance, an event that with the passage of time, or the giving of notice, or both, could constitute an Event of Default, have the right to compromise or settle the same without the necessity of showing actual liability therefor, and without the consent of Indemnitor. Indemnitor shall reimburse Lender, upon demand, for all costs and fees, including without limitation attorneys' fees and consultants' fees, incurred by Lender, including the amount of all costs of settlements entered into by Lender.

               v. Indemnitor shall not, without the prior written consent of Lender, settle or compromise any action, suit, proceeding, or claim relating in any material respect directly or indirectly to any claim indemnified hereunder.

          f.   Attorneys' Fees. If Lender, or someone on Lender's behalf,
               ---------------
retains the services of attorneys in connection with this Agreement or any term or provision hereof, Indemnitor shall pay Lender's costs, expenses and reasonable attorneys' fees (including consultant fees) thereby incurred. By way of clarification and not limitation, Indemnitor hereby expressly acknowledges that Indemnitor shall pay the costs, expenses and fees of Lender incurred in connection with (i) Lender's evaluation or interpretation of any environmental audits, investigations or site assessments relating to any Property or obtained pursuant to the terms hereof, (ii) the enforcement of and costs of collection under this Agreement, and (iii) any claims against Lender or impairing Lender's security for the repayment of the Loan resulting from the presence or suspected presence of Hazardous Substances affecting any Property. Lender may employ attorneys of Lender's own choice.

          g.   Interest. In the event that Lender incurs any obligations, costs
               --------
or expenses under this Agreement, Indemnitor shall pay Lender immediately upon demand, and if such payment is not received within ten (10) days, interest on such amount shall, after the expiration of the ten-day period, accrue at the lesser of (i) the rate of eighteen percent (18%) per annum or (ii) the highest rate of interest permitted under the laws of the State of Illinois, until such amount, plus interest, is paid in full.

                                       6.

          h.   Joint and Several Liability. In the event that this Agreement is
               ---------------------------
executed by more than one party as Indemnitor, the liability of such parties is joint and several. If any Indemnitor is a general partner of a general or limited partnership, such Indemnitor shall be jointly and severally liable with all other general partners of such partnership. In addition, Indemnitor's obligations hereunder are joint and several with any other person now or hereafter obligated under the Loan Documents and are independent of the obligations of Indemnitor. A separate action or actions may be brought and prosecuted against any Indemnitor hereunder, whether or not actions is brought against Borrower or any other person or whether or not Borrower or any other person is joined in such action or actions.

          i.   Lender Subrogated to Claims of Indemnitor. Indemnitor shall take
               -----------------------------------------
any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near any Property or otherwise obligated by law to bear the cost. Lender shall be and hereby is subrogated to all of Borrower's rights now or hereafter in such claims.

          j.   Notice. All notices, demands, requests and other communications
               ------
required hereunder shall be given pursuant to the terms of the Loan Agreement dated as of the date hereof.

          k.   No Third-Party Beneficiary. The terms of this Agreement are for
               --------------------------
the sole and exclusive protection and use of Lender. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of such third party.

          l.   Cumulative Remedies.
               -------------------

               i. All rights and remedies of Lender hereunder or under any of the Loan Documents shall be cumulative and may be exercised singularly or concurrently. It is the purpose and intent hereof to provide safeguards, protection and rights to Lender in addition to those provided in the Note, any mortgage or deed of trust or any other Loan Documents and to better secure Lender for and on account of the Loan.

               ii. If Indemnitor has also executed any other indemnity or guaranty in favor of Lender, Indemnitor acknowledges that Lender reserves the right to proceed against Indemnitor on such other indemnity or guaranty or this Agreement in any order Lender may choose, without having to first exhaust its remedies under any other.

          m.   Right to Modify Conditions. Indemnitor hereby agrees that the
               --------------------------
terms, covenants, and provisions contained in this Agreement, the Note and any other Loan Documents may be altered, extended, modified, waived, released or canceled by Lender, and Indemnitor agrees that this Agreement and Indemnitor's liability hereunder shall in no way be affected, diminished or released

                                       7.

by any such alteration, extension, modification, release, waiver or cancellation. The failure of Lender to insist upon strict compliance with any of the terms of this Agreement shall not be considered to be a waiver of any such terms, nor shall it prevent Lender from insisting upon strict compliance with this Agreement or any other Loan Document at any time thereafter.

          n.   Waivers.
               -------

               i. Indemnitor hereby waives and renounces any and all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose, and also waives presentment for payment, demand, protest, notice of protest and of dishonor, notice of acceptance hereof, notices of default and all other notices now or hereafter provided by law.

               ii. Indemnitor hereby waives any and all legal requirements that Lender (i) shall institute any action or proceedings at law or in equity against Borrower or anyone else in respect of the Loan or this Agreement or any Loan Document or (ii) shall foreclose any mortgage or deed of trust or resort to or seek to realize upon any other security held by Lender, as a condition precedent to bringing an action against Indemnitor upon this Agreement. Indemnitor consents, without notice to Indemnitor, to the release of all or any part of the security for the Loan or the release of any Indemnitor or any other Indemnitor or guarantor of the Loan.

          o.   SUBMISSION TO JURISDICTION; WAIVERS. THE INDEMNITOR HEREBY
               -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY (TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW):
(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF ILLINOIS; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY SERVICE UPON BORROWER OR ITS REGISTERED AGENT.

     ______________      ______________      ______________      ______________
     Indemnitor's        Indemnitor's        Indemnitor's        Indemnitor's
     Initials            Initials            Initials            Initials

                                       8.

          p.   WAIVER OF TRIAL BY JURY. EXCEPT AS MAY BE PROHIBITED BY LAW, THE
               -----------------------
INDEMNITOR AND THE LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION NOW EXISTING OR HEREAFTER ARISING RELATING TO THIS AGREEMENT, ANY DEALINGS OR TRANSACTIONS RELATED THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. IF THE SUBJECT MATTER OF ANY SUCH LITIGATION IS ONE IN WHICH THE WAIVER OF A JURY TRIAL IS PROHIBITED, NEITHER THE INDEMNITOR NOR THE LENDER SHALL PRESENT A NON-COMPULSORY COUNTERCLAIM IN SUCH LITIGATION OR ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH ANY OF THE FOREGOING. FURTHERMORE, NEITHER THE LENDER NOR THE INDEMNITOR SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER'S EXTENSION OF CREDIT TO THE BORROWER.

          q.   Waiver of Subrogation.
               ---------------------

               i. Notwithstanding any other provision of this Agreement to the contrary, each Indemnitor other than Borrower hereby waives any claim or other rights which such Indemnitor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the Loan that arise from the existence or performance of such Indemnitor's obligations under this Agreement or any other Loan Documents (all such claims and rights are referred to as such Indemnitor's "Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Lender against Indemnitor or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Indemnitor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until ninety-one (91) days following the date that the Obligations are paid in full. If, notwithstanding the foregoing provisions, any amount shall be paid to any Indemnitor hereunder on account of any such Indemnitor's Conditional Rights and either (i) such amount is paid to such Indemnitor at any time when the Loan or Indemnitor's obligations under this Agreement shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such Indemnitor, any payment made by Indemnitor to Lender is at any time determined to be a Preferential Payment (as hereinafter defined), then such amount paid to such Indemnitor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Loan, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. As used herein, the term "Preferential Payment" shall mean any payment made by any Indemnitor or any guarantor on account of the Loan or this Agreement, all or any part of which

                                       9.

payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether pursuant to any bankruptcy act or otherwise.

               ii. To the extent that any of the provisions of subparagraph (a) of this Section shall not be enforceable, each Indemnitor other than Borrower agrees that until such time as the Loan has been paid and performed in full and the period of time has expired during which any payment made by Indemnitor or such Indemnitor to Lender may be determined to be a Preferential Payment, such Indemnitor's Conditional Rights to the extent not validly waived shall be subordinate to Lender's right to full payment and performance of the Loan and such Indemnitor shall not enforce such Indemnitor's Conditional Rights during such period.

          r.   Successors and Assigns. This Agreement shall be binding upon
               ----------------------
Borrower's successors, assigns, heirs, personal representatives and estate and shall inure to the benefit of Lender and its successors and assigns.

          s.   Controlling Law. This Agreement shall be governed by and
               ---------------
construed in accordance with the laws of the State of Illinois without reference to conflicts of law rules. Accordingly, in all respects, including, without limitation, matters of construction, validity, enforceability and performance, this Agreement, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Illinois applicable to contracts made and performed in such state, and any applicable law of the United States of America. Except as provided in the immediately preceding sentence, the Indemnitor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than Illinois governs this Agreement, the Note and the other Loan Documents.

          t.   Securitization. Lender may pool the Loan in a securitization (the
               --------------
"Securitization") with any or all other loans which may include sales to one or more of its affiliates or third parties who will acquire such loans with the proceeds of bonds or other securities sold to one or more investors. Alternatively, Lender may sell or transfer such loans as whole loans in any other manner. INDEMNITOR ACKNOWLEDGES AND AGREES THAT THE LOAN MAY BE POOLED TOGETHER WITH LOANS MADE BY LENDER TO OTHER BORROWERS. LENDER RESERVES THE RIGHT, IN ITS SOLE AND ABSOLUTE DISCRETION, TO POOL THE LOAN (INCLUDING THE POOLING OF THE LOAN IN CONNECTION WITH A SECURITIZATION) TOGETHER WITH ANY OTHER LOANS TO OTHER BORROWERS IN ANY COMBINATION.

                                      10.

                           [signature page follows]

                                      11.

     IN WITNESS WHEREOF, Indemnitor has executed this Environmental Indemnity Agreement as of the date first written above.

                              INDEMNITOR:

                              SIZZLER USA, INC., a Delaware corporation

                              By:  ________________________________
                                   Name: __________________________
                                   Its:  __________________________

                              SIZZLER USA RESTAURANTS, INC., a Delaware corporation

                              By:  ________________________________
                                   Name: __________________________
                                   Its:  __________________________

                              SIZZLER USA REAL PROPERTY, INC., a Delaware corporation

                              By:  ________________________________
                                   Name: __________________________
                                   Its:  __________________________

                              SIZZLER INTERNATIONAL, INC., a Delaware
                              corporation

                              By:  ________________________________
                                   Name: __________________________
                                   Its:  __________________________

                                      12.